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                            JOINT VENTURE AGREEMENT

This agreement, made an entered into as of the second day of May, 1996, by and among:

ADVANCED MEDIA, INC., a New York corporation with principal offices situated as 80 Orville Drive, Bohemia, New York 11716 (hereinafter referred to as "AMI");

PERFORMANCE CONCEPTS, INC., an Ohio corporation with principal offices situated at 7855 Division Drive, Mentor, Ohio 44060 (hereinafter referred to as "PCI").

The foregoing may be referred to hereinafter both individually as the "VENTURER" and collectively as the "VENTURERS."

                                  WITNESSETH:

WHEREAS, AMI and PCI desire to form a joint-venture (hereinafter referred to as the "Venture") for the term and upon the conditions set forth hereinafter;

NOW, THEREFORE, for and in consideration of the terms, conditions and covenants stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby stated, AMI and PCI agree to the following:

                                   ARTICLE I:
                                BASIC STRUCTURE

1.1. FORM. AMI and PCI hereby form the Venture and agree to be governed by the Laws of the State of New York.

1.2. NAME. The business of the Venture shall be conducted under the name of AMI/PCI Joint-Venture.

1.3. PLACE OF BUSINESS. The principal offices and places of business of the Venture shall be jointly located at 80 Orville Drive, Bohemia, New York and 7855 Division Drive, Mentor, Ohio, or such other place as the VENTURERS may from time to time designate.

1.4. TERM: The Venture shall commence on April 11, 1996 and shall continue until terminated by mutual consent of the parties or should the parties successfully complete a merger with each other.

1.5. PURPOSE: The purpose of the Venture shall be to exploit any opportunity which the joint venture partners mutually deem as beneficial to be included in the venture. The initial opportunity for which the joint venture has been formed is for the purpose of the development and service of the VitaPak/BNE kiosk project for General Nutrition Centers on behalf of General Nutrition Corporation ("GNC"). To the extent that new projects are agreed to be included in the venture, this section shall be amended.

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                                  ARTICLE II:
                             FINANCIAL ARRANGEMENTS

2.1. INITIAL CONTRIBUTIONS OF THE VENTURERS. No initial capital contributions from the VENTURERS shall be required, as GNC will be paying each VENTURER separately.

2.2. PERCENTAGE SHARE OF PROFITS. The Percentage Share of Profits of each VENTURER shall be 50% each.

2.3. RECEIPTS, EXPENSES, ACCOUNTING. It is expressly understood that all receipts and expenses of the Venture including licensing and service fees shall be shared equally by the VENTURERS. In the event that a VENTURER expends more than its pro rata share of budgeted expenses than the other, it shall be entitled to reimbursement from the other VENTURER on a monthly basis. The budget is appended in Exhibit B and shall be updated on a mutually agreed upon basis, as necessary. Budget overruns are the responsibility of the respective parties. Each party agrees to account for all receipts received from GNC in connection with the Venture.

2.4. BUDGET. Attached in Exhibit A are the budget concepts and factors to be considered in income and expense resolution. As final numbers for the pilot project, roll out and any subsequent projects (see Section 1.5), such agreements shall be appended to this agreement as exhibits and shall become part of this agreement, as Exhibit B.

                                  ARTICLE III:
                                  DISSOLUTION

3.1 DISSOLUTION. In the event that the Venture shall hereafter be dissolved for any reason whatsoever, a full and final reconciliation of income and costs shall be made and final reimbursement of one party to the other shall be made within 60 days.

                                  ARTICLE IV:
                                 MISCELLANEOUS

4.1 BANKRUPTCY. Any failure by a party to pay, within 30 days, the monthly reimbursement (Section 2.3) shall be a lien on the first and any subsequent billings from GNC necessary to cover the shortfall and shall be the first priority of payout. In the event of bankruptcy by either party, and that party's continuing incapability to execute new projects, this joint venture agreement will not apply to such new projects. Further, amounts due to either party are first preference liens, to be satisfied out of revenues from GNC.

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4.2      DISPUTE RESOLUTION. In the event of any dispute, which the parties
         (Michael Cavotta and Michael Stone, respectively) can not resolve, both parties agree to present the facts and circumstances, etc. to a third party facilitator, whose resolution shall be binding upon both parties. The cost of such dispute resolution facilitator shall be shared equally.

4.3 LIABILITY. Potential liability for injuries, infringement (except as stated in section 4.4) and any other unforseen liability, shall be a cost of the venture. Payroll taxes shall be each separate party's responsibility and become charged against future income of the offending party should any judgments be levied against the venture.

4.4 TECHNOLOGY. To the extent that either party owns any technology to be used in the joint venture, access to it shall be provided to the other party at no cost. To the extent that either party is a licensee of technology to be used in the joint venture, access to it shall be provided to the other party at no cost. The licensee shall indemnify the other party against any costs (including legal fees) from the licensor and such indemnification shall be a first lien on the next revenues until it is paid.


4.5 CONFIDENTIALITY. Neither party may disclose the nature of this agreement without notice and mutual consent in writing to such disclosure, including wording of press releases, etc. Such consent will not be unreasonably withheld.

4.6 CHANGE IN CONTROL/MERGER OR ACQUISITION OF THE JOINT VENTURERS BY OTHER THIRD PARTIES. In the event of a change in control (more than 51% of such venturer) or sale, merger of a venturer into or by a third party
         Section 4.8 shall not apply and nothing herein shall require consent of a venturer for such action by a venturer.

4.7 ENFORCEMENT OF THE JOINT VENTURE CONTRACT WITH CUSTOMERS. Both parties agree to enforce all contracts and to the extent that there are costs, therefore to share jointly such costs.


4.8 NON-ASSIGNABILITY. Neither VENTURER shall have the right to assign its rights or delegate its obligations under the auspices of the Venture to any other party without the express prior written consent of the other VENTURER. Consent may be withheld in the sole and absolute discretion of other VENTURER.


4.9 BINDING EFFECT. The covenants, agreements and conditions contained herein shall inure to the benefit of and bind the parties and the respective successors, legal representatives, and assigns, as of the date first stated above, provided, however, that nothing contained in this paragraph (5.4) shall be construed as a consent to an assignment of this Join-Venture Agreement or of any interest herein, and provided in paragraph 5.3 hereof.

4.10 INSURANCE. Each party shall obtain such insurance coverage as may be necessary to cover the activities contemplated under this joint venture and provide an insurance agent's opinion or certificate of insurance to the other party and name such party as appropriate.

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IN WITNESS WHEREOF, AMI and PCI have hereunto set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed on this, the second day of May, 1996:

ATTEST:                                      ADVANCED MEDIA, INC.

By /s/ Wendy Sayer                           By /s/ Michael Stone
   -------------------------                 -----------------------------------
Witness                                      Executive Vice President

ATTEST:                                      PERFORMANCE CONCEPTS, INC.

By /s/ Kerry Dustin                          By /s/ Michael Cavotta
   -------------------------                    --------------------------------
Witness                                        President

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                                   EXHIBIT A

                                     Budget

DIRECT HARDWARE COSTS
         Components including any purchased software shall be at invoice cost.

SOFTWARE DEVELOPMENT COSTS
      Labor - Actual labor rates X 122%.

OUTSIDE PRODUCTION (VIDEO COSTS)
         Shall be at invoice cost.

SYSTEMS INTEGRATION
         Outside vendor @ cost (or if required to do inhouse, labor figured at labor rate).

SPECIAL EQUIPMENT
         Charged off to project 100% by mutual agreement.

ENCLOSURE
         Client Cost/Client Selection

TRAVEL & OUT OF POCKET EXPENSES
         $25,000 built into budget for GNC for Phase I. Reimbursable to each party at actual costs charged to travel budget. After Phase I, travel, etc. will be charged to GNC through executed change orders. If costs become a problem, reimbursement will be decided by mutual agreement.

OVERHEAD
         None to be billed to joint venture

BILLING TO GNC
         Monthly by mutual agreement on the invoices. Any shortfall or delinquency by either party is reimbursement which will be adjusted in the GNC billings to the appropriate party.

TIME OF EXECUTIVES
         Michael F. Cavotta will serve as project Manager as well as manage his team.
         Michael A. Stone will manage his team.
         Rates will be charged at $50/hour for time directly expended on project.
         Time related to sales activity, client management and contract negotiations will not be charged.

CASH FLOW
         Shared equally, 50% up front (approx. $320,000), balance (approx. $320,000 plus) after delivery for Phase I.

SERVICE
         $200 per unit per month charged to GNC for Phase I, to be shared revenue/expense of joint venture partners.

WARRANTY
         90 Days for Phase I, part of joint venture project cost.

APPROVALS
         All outside vendors and agreements therewith require joint written approval (over $1,000)

PROPOSAL COSTS
         Proposal-related out of pocket costs shall be charged to the travel budget.

AFTER PILOT COSTS
         Travel, follow up to the extent that it can be charged to GNC will be, as part of travel budget or change orders. Any other reimbursement requires mutual agreement.

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